UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 2, 2012
MOBILE GAMING INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-184026	27-1679428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Casa James, Callevenus, Playa Del Sol, Estepona, Marbella, Spain 29680
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		00353-894624880
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective December 2, 2012, Francis Ciganek resigned as secretary of our company.  The resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Ciganek’s resignation, we appointed Iris Hill as secretary of our company, effective December 2, 2012.

Iris Hill

Iris Hill has held the positions of president, chief executive officer, chief financial officer and director of our company since July 7, 2011.

Since 2009, Ms. Hill has been attending Queen Mary University in London, England to earn her Masters Degree in Forensic Medical Sciences.  In 2009, she obtained her Bachelor of Science Degree in Chemistry with Forensic Science at University College Cork in Cork, Ireland.

From September 2007 to September 2009, she was employed part-time at Gary O’Flynn Solicitors in Blackpool, Cork City, Ireland as an administrator, where she provided both clerical and administrative support to the company.

We appointed Ms. Hill as secretary of our company because of her education background and her management skills.

There have been no other transactions since the beginning of its last fiscal year or any currently proposed transaction, in which Ms. Hill was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Hill will have a direct or indirect material interest which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE GAMING INTERNATIONAL CORP.
/s/ Iris Hill
Iris Hill
President and Director

Date:	January 8, 2012